Exhibit 99.6

KEYSTONE CONSOLIDATED INDUSTRIES, INC.

Subscription Rights to Purchase Shares of Common Stock
Offered Pursuant to Subscription Rights
Distributed to Stockholders of
Keystone Consolidated Industries, Inc.

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of shares of common stock, par value $0.01 (the “Common Stock”), of Keystone Consolidated Industries, Inc. (the “Company”).

With respect to any instructions to exercise (or not to exercise) Subscription Rights, the undersigned acknowledge(s) that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on [•], 2011, the last business day prior to the scheduled expiration date of the Subscription Rights Offering of [•], 2011, which may be extended by the Company in its sole discretion.

This will instruct you whether to exercise Subscription Rights to purchase shares of the Common Stock distributed with respect to the shares of the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Company’s prospectus, dated [•], 2011, and the related “Instructions as to Use of Keystone Consolidated Industries, Inc. Subscription Rights Certificates.”

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. ☐ Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

The number of Subscription Rights for which the undersigned gives instructions for exercise under the Basic Subscription Right should not exceed the number of Subscription Rights that the undersigned is entitled to exercise.

	Number of Shares of Common Stock		Per Share Subscription Price		Payment
Basic Subscription Right:	__________________	X	$[•]	=	$__________ (Line 1)
Over-Subscription Privilege:	__________________	X	$[•]	=	$__________ (Line 2)
Total Payment Required:	(sum of lines 1 and 2)			=	$__________

Box 3. ☐ Payment in the following amount is enclosed: $______________

  (This amount must equal the amount set forth under “Total payment required” above)

Box 4. ☐ Please deduct payment from the following account maintained by you as follows:

Type of Account: _______________________ Account Number: _______________________ Amount to be deducted: $______________________
Signatures:  __________________________________
       __________________________________
                      __________________________________
Please Print Your Name(s) below:  ____________________________________________
____________________________________________
____________________________________________

Date: _________________, 2011